Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2018 FIRST QUARTER RESULTS

Total Lots Controlled Increased Year Over Year for First Time in Two Years

Enhanced Capital Structure Through Over $500 Million of Financing Transactions

MATAWAN, NJ, March 8, 2018 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal first quarter ended January 31, 2018.

“For the first time in two years, we increased the number of total lots we controlled, which should ultimately lead to community count, revenue and profit growth,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “Hovnanian’s position is further strengthened by our recent financing transactions with GSO, along with a commitment for an additional $216 million of capital from GSO which together extend our debt maturities and provide additional stability to our capital structure.”

“The Company remains in a transition period due to the adverse impacts from having to pay off $320 million of debt in late 2015 and 2016 when the high yield market was closed to us and other companies with similar credit ratings. As a result, we were unable to replenish our land position sufficiently in 2016 and 2017. This led to a reduction in community count and revenues, impacting our overall profitability. We are confident the most challenging quarter for fiscal 2018 is behind us and we expect future quarters this year should yield improved operating results, as we continue to rebuild our company,” concluded Mr. Hovnanian.

RESULTS FOR the THREE-MONTHs ENDED january 31, 2018:

●	Total revenues decreased 24.4% to $417.2 million in the first quarter of fiscal 2018, compared with $552.0 million in the first quarter of fiscal 2017.

●	Homebuilding revenues for unconsolidated joint ventures decreased 9.8% to $58.6 million for the first quarter ended January 31, 2018, compared with $64.9 million in last year’s first quarter.

●	Homebuilding gross margin percentage, after interest expense and land charges included in cost of sales, was 14.8% for the first quarter of fiscal 2018 compared with 13.5% in the prior year’s first quarter.

●	Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 17.9% for the first quarter of fiscal 2018 compared with 17.2% in the same period one year ago.

●	Total SG&A was $62.4 million, or 14.9% of total revenues, in the first quarter of fiscal 2018 compared with $60.1 million, or 10.9% of total revenues, in the first quarter of fiscal 2017.

●	Interest incurred (some of which was expensed and some of which was capitalized) was $41.2 million for the first quarter of fiscal 2018 compared with $38.7 million in the same quarter one year ago.

●	Total interest expense was $41.4 million in the first quarter of fiscal 2018 compared with $40.9 million in the first quarter of fiscal 2017.

●	Loss before income taxes for the quarter ended January 31, 2018 was $30.5 million compared to income before income taxes of $0.3 million during the first quarter of fiscal 2017.

●	Net loss was $30.8 million, or $0.21 per common share, in the first quarter of fiscal 2018 compared with a net loss of $0.1 million, or $0.00 per common share, during the same quarter a year ago.

●	Contracts per community, including unconsolidated joint ventures, increased 2.7% to 7.6 contracts per community for the quarter ended January 31, 2018 compared with 7.4 contracts per community, including unconsolidated joint ventures, in last year’s first quarter. Consolidated contracts per community decreased 2.7% to 7.3 contracts per community for the first quarter of fiscal 2018 compared with 7.5 contracts per community in the first quarter of fiscal 2017.

●	For February 2018, contracts per community, including unconsolidated joint ventures, increased 6.5% to 3.3 contracts per community compared to 3.1 contracts per community for the same month one year ago. During February 2018, the number of contracts, including unconsolidated joint ventures, decreased 6.0% to 528 homes from 562 homes in February 2017 and the dollar value of contracts, including unconsolidated joint ventures, decreased 3.2% to $227.8 million in February 2018 compared with $235.3 million for February 2017.

●	As of the end of the first quarter of fiscal 2018, community count, including unconsolidated joint ventures, was 165 communities. This was a 5.1% sequential increase compared with 157 communities at October 31, 2017 and a 6.8% year-over-year decrease from 177 communities at January 31, 2017. Consolidated community count decreased 10.8% to 140 communities as of January 31, 2018 from 157 communities at the end of the prior year’s first quarter.

●	The number of contracts, including unconsolidated joint ventures, for the first quarter ended January 31, 2018, decreased 4.7% to 1,250 homes from 1,312 homes for the same quarter last year. The number of consolidated contracts, during the first quarter of fiscal 2018, decreased 12.4% to 1,027 homes compared with 1,173 homes during the first quarter of 2017.

●	The dollar value of contract backlog, including unconsolidated joint ventures, as of January 31, 2018, was $1.17 billion, a decrease of 2.1% compared with $1.19 billion as of January 31, 2017. The dollar value of consolidated contract backlog, as of January 31, 2018, decreased 20.2% to $814.4 million compared with $1.02 billion as of January 31, 2017.

●	For the quarter ended January 31, 2018, deliveries, including unconsolidated joint ventures, decreased 18.4% to 1,141 homes compared with 1,398 homes during the first quarter of fiscal 2017. Consolidated deliveries were 1,025 homes for the first quarter of fiscal 2018, a 20.5% decrease compared with 1,290 homes during the same quarter a year ago.

●	The contract cancellation rate, including unconsolidated joint ventures, was 20% in both the first quarter of fiscal 2018 and the first quarter of fiscal 2017. The consolidated contract cancellation rate for the three months ended January 31, 2018 was 18%, compared with 19% in the first quarter of the prior year.

●	The valuation allowance was $661.1 million as of January 31, 2018, after adjusting for the Tax Cuts and Jobs Acts of 2017. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

Liquidity AND Inventory as of january 31, 2018:

●	Total liquidity at the end of the first quarter of fiscal 2018 was $292.0 million.

●	As of January 31, 2018, consolidated lots controlled increased sequentially to 27,183 from 25,329 lots at October 31, 2017 and increased year over year from 26,234 lots at January 31, 2017. The total consolidated land position was 27,183 lots, consisting of 14,260 lots under option and 12,923 owned lots, as of January 31, 2018.

●	In the first quarter of fiscal 2018, approximately 3,400 lots were put under option or acquired in 39 communities, including unconsolidated joint ventures.

●	Paid off $56.0 million principal amount of debt that matured on December 1, 2017.

Recent Financing transactions:

●	Refinanced $133 million of 7.0% senior notes due 2019, with a 5% unsecured term loan maturing in 2027 from GSO Capital Partners LP, Blackstone’s credit platform, and certain funds managed or advised by it (collectively the “GSO Entities”).

●	Accepted $170 million of 8.0% senior notes due 2019 tendered in an exchange offer for the issuance of $91 million of 13.5% unsecured notes due 2026, $90 million of 5.0% unsecured notes due 2040 and $27 million of cash for the purchase of $26 million of the tendered 8.0% senior notes. An additional 5.0% unsecured term loan commitment from GSO Entities will be used to refinance $66 million of 8.0% senior notes.

●	Commitment for $125 million senior secured revolver/term loan from GSO Entities, which we intend to draw in September 2018 to repay the $75 million super priority term loan due in 2019 and to provide $50 million of incremental liquidity.

●	In January 2019, additional liquidity provided by $25 million commitment from GSO Entities to purchase additional 10.5% senior secured notes due 2024, at a price approximating the then prevailing yield, which today would be approximately 8%.

●	Received consent from 10.5% senior secured note holders to eliminate restrictions on our ability to repurchase or acquire our unsecured notes.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2018 first quarter financial results conference call at 11:00 a.m. E.T. on Thursday, March 8, 2018. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2017 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and gain on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net (loss). The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net (loss) is presented in a table attached to this earnings release.

Homebuilding gross margin, before costs of sales interest expense and land charges, and homebuilding gross margin percentage, before costs of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before costs of sales interest expense and land charges, and homebuilding gross margin percentage, before costs of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

(Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Gain on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (Loss) Income Before Income Taxes. The reconciliation for historical periods of (Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Gain on Extinguishment of Debt to (Loss) Income Before Income Taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $278.2 million of cash and cash equivalents, $2.7 million of restricted cash required to collateralize letters of credit and $11.1 million of availability under the unsecured revolving credit facility as of January 31, 2018.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
January 31, 2018
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)
	Three Months Ended
	January 31,
	2018	2017
	(Unaudited)
Total Revenues	$417,166	$552,009
Costs and Expenses (a)	442,461	557,666
Gain on Extinguishment of Debt	-	7,646
(Loss) from Unconsolidated Joint Ventures	(5,176)	(1,666)
(Loss) Income Before Income Taxes	(30,471)	323
Income Tax Provision	338	466
Net (Loss)	$(30,809)	$(143)

Per Share Data:
Basic:
Net (Loss) Per Common Share	$(0.21)	$(0.00)
Weighted Average Number of
Common Shares Outstanding (b)	148,028	147,535
Assuming Dilution:
Net (Loss) Per Common Share	$(0.21)	$(0.00)
Weighted Average Number of
Common Shares Outstanding (b)	148,028	147,535

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net (loss), basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
January 31, 2018
Reconciliation of (Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Gain on Extinguishment of Debt to (Loss) Income Before Income Taxes
(Dollars in Thousands)

	Three Months Ended
	January 31,
	2018	2017
	(Unaudited)
(Loss) Income Before Income Taxes	$(30,471)	$323
Inventory Impairment Loss and Land Option Write-Offs	414	3,184
Unconsolidated Joint Venture Write-Downs	660	-
Gain on Extinguishment of Debt	-	7,646
(Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Gain on Extinguishment of Debt (a)	$(29,397)	$(4,139)

(a) (Loss) Before Income Taxes Excluding Land-Related Charges, Joint Venture Write-Downs and Gain on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is (Loss) Income Before Income Taxes.

Hovnanian Enterprises, Inc.
January 31, 2018
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin
	Three Months Ended
	January 31,
	2018	2017
	(Unaudited)
Sale of Homes	$401,577	$531,415
Cost of Sales, Excluding Interest Expense (a)	329,527	439,917
Homebuilding Gross Margin, Before Cost of Sales Interest Expense and Land Charges (b)	72,050	91,498
Cost of Sales Interest Expense, Excluding Land Sales Interest Expense	12,292	16,574
Homebuilding Gross Margin, After Cost of Sales Interest Expense, Before Land Charges (b)	59,758	74,924
Land Charges	414	3,184
Homebuilding Gross Margin	$59,344	$71,740

Gross Margin Percentage	14.8%	13.5%
Gross Margin Percentage, Before Cost of Sales Interest Expense and Land Charges (b)	17.9%	17.2%
Gross Margin Percentage, After Cost of Sales Interest Expense, Before Land Charges (b)	14.9%	14.1%

	Land Sales Gross Margin
	Three Months Ended
	January 31,
	2018	2017
	(Unaudited)
Land and Lot Sales	$-	$7,001
Cost of Sales, Excluding Interest and Land Charges (a)	-	5,110
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	-	1,891
Land and Lot Sales Interest	-	1,748
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	$-	$143

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(b) Homebuilding Gross Margin, Before Cost of Sales Interest Expense and Land Charges, and Homebuilding Gross Margin Percentage, before Cost of Sales Interest Expense and Land Charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are Homebuilding Gross Margin and Homebuilding Gross Margin Percentage, respectively.

Hovnanian Enterprises, Inc.
January 31, 2018
Reconciliation of Adjusted EBITDA to Net (Loss)
(Dollars in Thousands)
	Three Months Ended
	January 31,
	2018	2017
	(Unaudited)
Net (Loss)	$(30,809)	$(143)
Income Tax Provision	338	466
Interest Expense	41,423	40,949
EBIT (a)	10,952	41,272
Depreciation	790	1,012
Amortization of Debt Costs	-	1,632
EBITDA (b)	11,742	43,916
Inventory Impairment Loss and Land Option Write-offs	414	3,184
Gain on Extinguishment of Debt	-	7,646
Adjusted EBITDA (c)	$12,156	$39,454

Interest Incurred	$41,165	$38,699

Adjusted EBITDA to Interest Incurred	0.30	1.02

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs and gain on extinguishment of debt.

Hovnanian Enterprises, Inc.
January 31, 2018
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended
	January 31,
	2018	2017
	(Unaudited)
Interest Capitalized at Beginning of Period	$71,051	$96,688
Plus Interest Incurred	41,165	38,699
Less Interest Expensed	41,423	40,949
Interest Capitalized at End of Period (a)	$70,793	$94,438

(a) Capitalized interest amounts are shown gross before allocating any portion of impairments, if any, to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	January 31, 2018	October 31, 2017
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$278,158	$463,697
Restricted cash and cash equivalents	3,213	2,077
Inventories:
Sold and unsold homes and lots under development	807,714	744,119
Land and land options held for future development or sale	151,925	140,924
Consolidated inventory not owned	93,875	124,784
Total inventories	1,053,514	1,009,827
Investments in and advances to unconsolidated joint ventures	92,262	115,090
Receivables, deposits and notes, net	53,816	58,149
Property, plant and equipment, net	19,505	52,919
Prepaid expenses and other assets	43,544	37,026
Total homebuilding	1,544,012	1,738,785

Financial services cash and cash equivalents	4,130	5,623
Financial services other assets	97,795	156,490
Total assets	$1,645,937	$1,900,898

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$64,450	$64,512
Accounts payable and other liabilities	289,099	335,057
Customers’ deposits	34,389	33,772
Nonrecourse mortgages secured by operating properties	-	13,012
Liabilities from inventory not owned, net of debt issuance costs	68,040	91,101
Revolving credit facility	52,000	52,000
Notes payable and term loan, net of discount and debt issuance costs	1,545,324	1,627,674
Total homebuilding	2,053,302	2,217,128

Financial services	81,638	141,914
Income taxes payable	2,186	2,227
Total liabilities	2,137,126	2,361,269

Stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at January 31, 2018 and at October 31, 2017	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 400,000,000 shares; issued 144,403,778 shares at January 31, 2018 and 144,046,073 shares at October 31, 2017	1,444	1,440
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 16,162,230 shares at January 31, 2018 and 15,999,355 shares at October 31, 2017	162	160
Paid in capital – common stock	706,451	706,466
Accumulated deficit	(1,219,185)	(1,188,376)
Treasury stock – at cost – 11,760,763 shares of Class A common stock and 691,748 shares of Class B common stock at January 31, 2018 and October 31, 2017	(115,360)	(115,360)
Total stockholders’ equity deficit	(491,189)	(460,371)
Total liabilities and equity	$1,645,937	$1,900,898

(1) Derived from the audited balance sheet as of October 31, 2017.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Share and Per Share Data)

(Unaudited)

	Three Months Ended January 31,
	2018	2017
Revenues:
Homebuilding:
Sale of homes	$401,577	$531,415
Land sales and other revenues	4,701	7,745
Total homebuilding	406,278	539,160
Financial services	10,888	12,849
Total revenues	417,166	552,009

Expenses:
Homebuilding:
Cost of sales, excluding interest	329,527	445,027
Cost of sales interest	12,292	18,322
Inventory impairment loss and land option write-offs	414	3,184
Total cost of sales	342,233	466,533
Selling, general and administrative	43,231	44,408
Total homebuilding expenses	385,464	510,941

Financial services	8,341	6,855
Corporate general and administrative	19,135	15,656
Other interest	29,131	22,627
Other operations	390	1,587
Total expenses	442,461	557,666
Gain on extinguishment of debt	-	7,646
(Loss) from unconsolidated joint ventures	(5,176)	(1,666)
(Loss) income before income taxes	(30,471)	323
State and federal income tax provision (benefit):
State	338	(18)
Federal	-	484
Total income taxes	338	466
Net (loss)	$(30,809)	$(143)

Per share data:
Basic:
Net (loss) per common share	$(0.21)	$(0.00)
Weighted-average number of common shares outstanding	148,028	147,535
Assuming dilution:
Net (loss) per common share	$(0.21)	$(0.00)
Weighted-average number of common shares outstanding	148,028	147,535

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)

					Three Months - January 31, 2018
		Contracts(1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		January 31,			January 31,			January 31,
		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Northeast
(NJ, PA)	Home	46	83	(44.6)%	40	104	(61.5)%	104	183	(43.2)%
	Dollars	$25,363	$38,045	(33.3)%	$20,192	$52,907	(61.8)%	$56,949	$84,649	(32.7)%
	Avg. Price	$551,370	$458,369	20.3%	$504,800	$508,726	(0.8)%	$547,582	$462,563	18.4%
Mid-Atlantic
(DE, MD, VA, WV)	Home	125	190	(34.2)%	135	204	(33.8)%	318	416	(23.6)%
	Dollars	$63,213	$102,246	(38.2)%	$71,009	$100,159	(29.1)%	$185,939	$251,062	(25.9)%
	Avg. Price	$505,704	$538,138	(6.0)%	$525,988	$490,975	7.1%	$584,715	$603,516	(3.1)%
Midwest
(IL, OH)	Home	165	145	13.8%	140	150	(6.7)%	407	369	10.3%
	Dollars	$49,416	$45,566	8.4%	$40,517	$43,651	(7.2)%	$107,869	$106,443	1.3%
	Avg. Price	$299,493	$314,250	(4.7)%	$289,405	$291,007	(0.6)%	$265,034	$288,462	(8.1)%
Southeast
(FL, GA, SC)	Home	127	108	17.6%	132	138	(4.3)%	280	302	(7.3)%
	Dollars	$50,455	$46,451	8.6%	$56,674	$56,386	0.5%	$114,163	$135,236	(15.6)%
	Avg. Price	$397,286	$430,104	(7.6)%	$429,351	$408,594	5.1%	$407,726	$447,801	(8.9)%
Southwest
(AZ, TX)	Home	411	485	(15.3)%	384	531	(27.7)%	536	717	(25.2)%
	Dollars	$141,458	$170,884	(17.2)%	$128,204	$183,260	(30.0)%	$191,071	$273,268	(30.1)%
	Avg. Price	$344,180	$352,338	(2.3)%	$333,865	$345,123	(3.3)%	$356,476	$381,126	(6.5)%
West
(CA)	Home	153	162	(5.6)%	194	163	19.0%	359	285	26.0%
	Dollars	$69,397	$84,423	(17.8)%	$84,981	$95,052	(10.6)%	$158,379	$169,512	(6.6)%
	Avg. Price	$453,575	$521,130	(13.0)%	$438,046	$583,140	(24.9)%	$441,166	$594,780	(25.8)%
Consolidated Segment Total
	Home	1,027	1,173	(12.4)%	1,025	1,290	(20.5)%	2,004	2,272	(11.8)%
	Dollars	$399,302	$487,615	(18.1)%	$401,577	$531,415	(24.4)%	$814,370	$1,020,170	(20.2)%
	Avg. Price	$388,805	$415,699	(6.5)%	$391,782	$411,949	(4.9)%	$406,372	$449,018	(9.5)%
Unconsolidated Joint Ventures(2)
	Home	223	139	60.4%	116	108	7.4%	542	291	86.3%
	Dollars	$137,221	$80,300	70.9%	$58,099	$64,641	(10.1)%	$354,038	$173,222	104.4%
	Avg. Price	$615,338	$577,697	6.5%	$500,851	$598,531	(16.3)%	$653,206	$595,264	9.7%
Grand Total
	Home	1,250	1,312	(4.7)%	1,141	1,398	(18.4)%	2,546	2,563	(0.7)%
	Dollars	$536,523	$567,915	(5.5)%	$459,676	$596,056	(22.9)%	$1,168,408	$1,193,392	(2.1)%
	Avg. Price	$429,218	$432,862	(0.8)%	$402,871	$426,363	(5.5)%	$458,919	$465,623	(1.4)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “(Loss) from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)
(UNAUDITED)

					Three Months - January 31, 2018
		Contracts(1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		January 31,			January 31,			January 31,
		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Northeast
(unconsolidated joint ventures)	Home	54	25	116.0%	30	6	400.0%	241	46	423.9%
(NJ, PA)	Dollars	$44,664	$12,075	269.9%	$14,900	$1,740	756.3%	$186,443	$20,598	805.2%
	Avg. Price	$827,111	$483,000	71.2%	$496,666	$290,000	71.3%	$773,623	$447,782	72.8%
Mid-Atlantic
(unconsolidated joint ventures)	Home	25	17	47.1%	4	10	(60.0)%	32	47	(31.9)%
(DE, MD, VA, WV)	Dollars	$19,701	$9,428	109.0%	$3,968	$5,189	(23.5)%	$26,842	$34,328	(21.8)%
	Avg. Price	$788,040	$554,588	42.1%	$992,000	$518,900	91.1%	$838,813	$730,383	14.8%
Midwest
(unconsolidated joint ventures)	Home	9	10	(10.0)%	6	7	(14.3)%	30	15	100.0%
(IL, OH)	Dollars	$6,438	$7,226	(10.9)%	$3,370	$5,616	(40.0)%	$21,787	$11,198	94.6%
	Avg. Price	$715,333	$722,600	(1.0)%	$561,666	$802,286	(30.0)%	$726,233	$746,533	(2.7)%
Southeast
(unconsolidated joint ventures)	Home	58	35	65.7%	32	24	33.3%	104	99	5.1%
(FL, GA, SC)	Dollars	$26,071	$16,879	54.5%	$15,465	$9,840	57.2%	$47,416	$50,762	(6.6)%
	Avg. Price	$449,496	$482,260	(6.8)%	$483,281	$409,995	17.9%	$455,923	$512,748	(11.1)%
Southwest
(unconsolidated joint ventures)	Home	49	12	308.3%	15	0	0.0%	91	19	378.9%
(AZ, TX)	Dollars	$28,357	$8,666	227.2%	$8,813	$0	0.0%	$52,796	$13,143	301.7%
	Avg. Price	$578,713	$722,171	(19.9)%	$587,533	$0	0.0%	$580,175	$691,742	(16.1)%
West
(unconsolidated joint ventures)	Home	28	40	(30.0)%	29	61	(52.5)%	44	65	(32.3)%
(CA)	Dollars	$11,990	$26,026	(53.9)%	$11,583	$42,256	(72.6)%	$18,754	$43,193	(56.6)%
	Avg. Price	$428,216	$650,650	(34.2)%	$399,413	$692,721	(42.3)%	$426,227	$664,506	(35.9)%
Unconsolidated Joint Ventures(2)
	Home	223	139	60.4%	116	108	7.4%	542	291	86.3%
	Dollars	$137,221	$80,300	70.9%	$58,099	$64,641	(10.1)%	$354,038	$173,222	104.4%
	Avg. Price	$615,338	$577,697	6.5%	$500,851	$598,531	(16.3)%	$653,206	$595,264	9.7%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “(Loss) from unconsolidated joint ventures”.